SOUTHERN CALIFORNIA EDISON COMPANY

                     EXECUTIVE SUPPLEMENTAL BENEFIT PROGRAM

                           As Amended January 30, 1990


This Executive Supplemental Benefit Program ("Program") was originally effective March 15, 1978, and as thereafter amended consists of several parts or plans, each paid for by the Company: Part (A) "Survivor Income Continuation", Part (B) "Supplemental Survivor Income", Part (C) "Supplemental Survivor Income/Retirement Income", and Part (D) "Supplemental Long-Term Disability".

Eligible members (hereinafter referred to as "Participants") are automatically provided coverage under the "Survivor Income Continuation" and the "Supplemental Long-Term Disability" parts of the Program. The "Supplemental Survivor Income" and the "Supplemental Survivor Income/Retirement Income" parts are in the alternative and an employee who becomes eligible to participate may irrevocably elect coverage under one or the other, but not both. It is the intention of the Company to continue these plans indefinitely, but they are subject to cancellation or amendment as may be required by law or as deemed appropriate by the Board of Directors except with respect to rights which have matured by reason of death, disability, or retirement of a Participant.

Individual eligibility and participation in these plans are subject to the terms and conditions set forth below and are only available to those employees who are in salary grade 13 or above who are members of the executive payroll of the Company and whose participation in the plans has been approved by the Chairman of the Board and Chief Executive Officer, or such other employees as may be designated as eligible to participate by the Chairman of the Board and Chief Executive Officer. An employee shall be deemed to be in a salary grade as of the date he or she commences accruing salary in such salary grade. No benefits will be paid with respect to any employee who terminates his or her employment with the Company prior to retirement. Further, an employee shall be removed from participation in the Program if, for any reason other than death, disability, or retirement, he or she ceases to be in salary grade 13 or above.

                                     Part A.
                        Survivor Income Continuation Plan

1. The basic Survivor Income Continuation benefit for Participants prior to retirement shall be an annual amount equal to 63% of the Participant's total compensation, including final annual base salary and any Executive Incentive Compensation Awards. For purposes of the Executive Supplemental Benefit Program, the dollar amount of any Executive Incentive Compensation Awards shall be determined by applying the average percentage awards received in the three (3) highest years out of the last five (5) years (except for periods of less than three (3) years, in which case the highest percentage award received will be


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used). This percentage will then be applied to the Participant's final annual base salary to arrive at a dollar amount which will be added to the Participant's final annual base salary. This total dollar amount, rounded to the next highest thousand dollars, will be the Participant's "Total Compensation" for purposes of the Executive Supplemental Benefit Program.

Survivor Income Continuation payments shall continue for ten (10) years following the Participant's death unless a shorter alternate payout method is elected. Payments shall be made in equal monthly installments commencing with the first day of the month following the month of death, or as soon thereafter as practicable, and such payments shall be made to the Participant's then living spouse or other designated beneficiary, if any. If, under this Survivor Income Continuation Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries predeceased such Participant or designated beneficiary, the commuted value of any remaining payments shall be made to the estate of whomever was last receiving benefit payments, as a single lump sum.

As an alternative form of payment to the ten year payout described above, the Participant's surviving spouse or other designated beneficiary may elect to have the basic benefit payments made (i) over a five (5) year period, or (ii) as a single lump sum payable at the time of the Participant's death.

In determining the basic benefit of 63% of total compensation payable for 10 years, the Company has initially assumed a 10% nominal interest rate and a 50% marginal federal income tax rate. The basic benefit percentage of 63% (or 31.5% in the case of retired participants as described below) may be increased or decreased at the sole discretion of the Company because of changes in the interest rate assumption or in the tax rate assumption. However, any such changes in the basic benefit percentage will be made by the Company so that the after-tax dollar amount payable to the survivor(s) under this Part A will, as much as possible, approximate the after-tax dollar benefits which would have been paid under the prior plan before the Plan Amendment is made on December 20, 1984.

In the event either of the alternative payout methods are chosen, the total payments will be adjusted to an equivalent dollar amount of the basic ten year payout benefit (which recognizes the shorter payout period so elected), using the interest rate assumption set forth above, in effect at the time of the Participant's death.

2. For those employees who retire and are participating in this Part A, the basic post-retirement Survivor Income Continuation benefit shall be an amount equal to 31.5% of the employee's total compensation, including final annual base salary and any Executive Incentive Compensation Award (determined pursuant to Section 1 hereof) and shall become payable upon the death of the Participant. Any such post-retirement payments shall be made over 10 years unless a 5 year or lump-sum payout is elected, as described in Section 1, above.

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3. In addition to the basic benefit described in Section 1 above, a death benefit may also be available (in addition to any other benefits) if death occurs prior to retirement under circumstances which qualify as "accidental death" as defined in any master accidental death and dismemberment insurance policy which may be maintained by the Company. This accidental death benefit will be in an amount equal to a basic benefit coverage of two times the sum of the Participant's annual base salary, plus any awards under the Executive Incentive Compensation Plan, determined according to Section 1 hereof.

                                     Part B.
                        Supplemental Survivor Income Plan

1.  Eligibility

Participation in this Part shall be available to employees who (i) are in salary grade 13 or above, whose participation has been approved by the Chairman of the Board and Chief Executive Officer, (ii) execute, on a form provided pursuant hereto within the prescribed time limit, an election to be covered hereunder, and (iii) have never elected to participate in Part C., the Supplemental Survivor Income/Retirement Income Plan. An employee shall be deemed to be in the above class as of the date he or she commences accruing salary in the applicable grade. An eligible employee who is in salary grade 13 or above shall become a Participant if he or she has elected coverage within fifteen days of the effective date of his or her eligibility. Beneficiary designations shall be made on a form provided pursuant hereto and may be modified at any time unless the designation is specified as irrevocable, in which case, no subsequent beneficiary designation shall be valid.

2.  Preretirement Benefit

Upon the death prior to retirement of a Participant, an annuity shall be payable as follows:

(a) If the designated beneficiary is the surviving spouse of the Participant (or a spouse at the time of beneficiary designation, but not at death), the amount of this benefit will be a lifetime monthly annuity payment. The monthly amount of this benefit will be equal to one twelfth (1/12) of 25% of the sum of the Participant's annual base salary at the time of death plus the amount of any Executive Incentive Compensation awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing on the first of the month next following the date of death, or as soon thereafter as practicable. Such payments will be for a minimum of ten years and, should the surviving spouse die less than ten years after the Participant, any remaining benefits will be payable to the successor beneficiary designated by the Participant or, if there be none, to the spouse's designated beneficiary in the same manner as the payments had been made to the spouse for the remainder of any such ten year period. If the surviving spouse (or designated former spouse) is more than three years younger than the Participant, the lifetime monthly annuity benefit shall be calculated as follows: (i) the present value of the benefit payable shall be calculated as if such spouse were three years younger than the Participant; (ii) such present value shall be converted to a monthly benefit amount based on the actuarial life expectancy of the actual surviving spouse (or surviving designated former spouse) and shall be determined using (i) the interest rate assumption determined pursuant to Section 1 of Part A hereof, and (ii) 1983 Group Annuity Mortality table.

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(b) If the Participant designates a beneficiary or beneficiaries other than his or her spouse (or a former spouse eligible for benefits under the preceding paragraph) such beneficiary or beneficiaries will receive a monthly benefit to be determined as follows. The amount of this monthly benefit will be equal to one-twelfth (1/12) of 25% of the sum of the Participant's annual base salary at the time of death plus the amount of any Executive Incentive Compensation awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing on the first of the month next following the date of death, or as soon thereafter as practicable. Such payments shall continue for a period equal to the assumed life expectancy of a spouse three years younger than the Participant at the time of the Participant's death, using the 1983 Group Annuity Mortality table. This benefit shall be payable for a minimum of ten years, and should a beneficiary die less than ten years after the death of the Participant, any unpaid benefits remaining for this ten-year period shall be payable to the successor beneficiary designated by the Participant or, if there be none, to whomever his or her beneficiary designates.

(c) If, under this Supplemental Survivor Income Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries predeceased such Participant or designated beneficiary, the commuted value of any remaining payments shall be made to the estate of whomever was last receiving benefit payments as a single lump sum using that rate of interest determined according to Section 1 of Part A hereof.

3.  Post-retirement Benefit

Upon the death after retirement of a Participant, his or her beneficiary shall be paid a monthly benefit in an amount equal to one-twelfth (1/12) of 25% of the sum of the Participant's annual base salary (immediately prior to retirement) plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing on the first of the month next following the date of death, or as soon thereafter as practicable. This benefit will be payable for ten years only and, should the designated beneficiary (or subsequent beneficiary) die prior to the expiration of such ten year period, any remaining payments will be continued, until exhausted, to the successor beneficiary designated by the Participant or, if there be none, to whomever the beneficiary designates.

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If, under this Supplemental Survivor Income Plan, a Participant or designated beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries have predeceased such Participant or beneficiary, the commuted value of any remaining payments shall be paid to the estate of whomever was last receiving benefit payments, as a single lump sum calculated using the interest rate determined under Section 1 of Part A.

                                     Part C.
               Supplemental Survivor Income/Retirement Income Plan

1.  Eligibility

Participation in this part shall be available to employees who (i) are in salary grade 13 or above, whose participation has been approved by the Chairman of the Board and Chief Executive Officer, (ii) execute, on a form provided pursuant hereto within the prescribed time limit, an election to be covered hereunder, and (iii) have never elected to participate in Part B., the Supplemental Survivor Income Plan. An Eligible Employee shall be deemed to be in the above class as of the date he or she commences accruing salary in the applicable class. An Eligible Employee who is in salary grade 13 or above shall become a Participant if he or she has elected coverage within fifteen days of the effective date of his or her eligibility. Beneficiary designations shall be made on a form provided pursuant hereto and may be modified at any time unless the designation is specified as irrevocable, in which case, no subsequent beneficiary designation shall be valid.

2.  Preretirement Benefit

Upon the death, prior to retirement of a Participant, an annuity shall be payable as follows:

(a) If the designated beneficiary is the surviving spouse of the Participant (or a spouse at the time of beneficiary designation, but not at death), the amount of this benefit will be a lifetime monthly annuity payment. The monthly amount of this benefit will be equal to one-twelfth (1/12) of 25% of the sum of the Participant's annual base salary at the time of death plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing on the first of the month next following the date of death, or as soon thereafter as practicable. Such payments will be for a minimum of ten years and, should the surviving spouse die less than ten years after the Participant, any remaining unpaid benefits will be payable to the successor beneficiary designated by the Participant or, if there be none, to the spouse's designated beneficiary in the same manner as the payments had been made to the spouse for the remainder of such ten-year period. If the surviving spouse (or designated former spouse) is more than three years younger than the Participant, the lifetime monthly benefit shall be calculated as follows: (i) the present value of the benefit payable shall be calculated as if such spouse were three years


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younger than the Participant; (ii) such present value shall be converted to a monthly benefit amount based on the actuarial life expectancy of the actual surviving spouse (or surviving designated former spouse) and shall be determined using (i) the interest rate assumption determined pursuant to Section 1 of Part A hereof, and (ii) the 1983 Group Annuity Mortality table.

(b) If the Participant designates a beneficiary or beneficiaries other than his or her spouse (or a former spouse eligible for benefits under the preceding paragraph) such beneficiary or beneficiaries will receive a monthly benefit to be determined as follows. The amount of this monthly benefit will be equal to one-twelfth (1/12) of 25% of the sum of the Participant's annual base salary at the time of death plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing on the first of the month next following the date of death, or as soon thereafter as practicable. Such payments shall continue for a period equal to the assumed life expectancy of a spouse three years younger than the Participant at the time of the Participant's death using the 1983 Group Annuity Mortality table. This benefit shall be payable for a minimum of ten years, and should a beneficiary die less than ten years after the death of a Participant, any unpaid benefits remaining for this ten year period shall be payable to the successor beneficiary designated by the Participant or, if there be none, to whomever his or her beneficiary designates. If, under this Supplemental Survivor Income/Retirement Income Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries predeceased such Participant or designated beneficiary, the commuted value of any remaining payments shall be made to the estate of whomever was last receiving benefit payments, as a single lump sum using that rate of interest determined according to Section 1 of Part A hereof.

3.  Post-retirement Benefit

Upon the death, after retirement, of a Participant, his or her beneficiary shall be paid a monthly benefit in an amount equal to one-twelfth (1/12) of 25% of the sum of the Participant's final annual base salary (immediately prior to retirement) plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing on the first of the month next following the date of death, or as soon thereafter as practicable.

This benefit will be payable for ten years only and, should the designated beneficiary (or subsequent beneficiary) die prior to the expiration of such ten year period, any remaining payments will be continued, until exhausted, to the successor beneficiary designated by the Participant or, if there be none, to whomever his or her beneficiary designates.

If, under this Supplemental Survivor Income/Retirement Income Plan, a Participant or designated beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries


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predeceased such Participant or designated beneficiary, the commuted value of any remaining payments shall be made to the estate of whomever was last receiving benefit payments, as a single lump sum calculated using the interest rate determined under Section 1 of Part A.

4.  Supplemental Retirement Income Benefit

(a) At least 15 days prior to retirement, a Participant may apply for a supplemental retirement annuity in lieu of the benefit which otherwise would be made available to a beneficiary under Section 3 of this Part C. Such application shall be in writing, directed to the Chairman of the Board and Chief Executive Officer, or, in the case of the Chairman of the Board and Chief Executive Officer, directed to the Chairman of the Compensation Committee of the Board of Directors, and shall include a statement of the reasons for such application.

(b) Upon approval of the application by the Chairman of the Board Chief Executive Officer, or the Board of Directors if the application is by the Chairman of the Board and Chief Executive Officer, the Participant, if he or she retires at or after age 61, shall receive a supplemental retirement annuity in a monthly amount equal to one-twelfth (1/12) of 10% of the sum of the retired Participant's final annual base salary plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A, hereof), payable monthly for ten years only, to the Participant or his or her designated beneficiary (or subsequent beneficiary) should he or she die prior to the exhaustion of benefits available under this option.

(c) Effective for eligible Participants retiring on or after September 1, 1983, if the Participant's application for this optional benefit is approved and he or she retires prior to age 61 but not earlier than age 60, the benefit described under (b) shall be reduced by an amount equal to one-quarter of one percent (1/4%) for each month between his or her early retirement date and the first day of the month nearest his or her 61st birthday. For each month retirement precedes age 60, the Participant's benefit amount shall be reduced an additional one-third of one percent (1/3%). However, no such reduction shall be applied if he or she elects to defer the commencement of the annuity to age 61 or later.

(d) Any Participant in this Supplemental Survivor Income/Retirement Income Plan may at any time irrevocably waive the right to apply for the supplemental retirement annuity benefit under this Section 4 of this Part C.

(e) If, under this Supplemental Survivor Income/Retirement Income Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries have predeceased such Participant or beneficiary(ies), the commuted value of any remaining payments shall be made to the estate of whomever was last receiving benefit payments, as a single lump sum. This lump sum shall be determined using the interest rate calculated pursuant to Section 1 of Part A, hereof.


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                                     Part D.
                     Supplemental Long-Term Disability Plan

1. To qualify for benefits under this Part D., a Participant must be (i) eligible for and (ii) must qualify to receive monthly disability benefits under the Company's Long-Term Disability Plan for Management Employees.

Eligibility for benefits under this Part D. will be determined according to the eligibility standards and requirements set forth in the Company's Long-Term Disability Plan for Management Employees.

2. The monthly income benefit payable under this Part D. to an eligible and qualified participant shall be an amount equal to one-twelfth (1/12) of 60% of the amount of any Executive Incentive Compensation Awards. For purposes of this Part D., the dollar amount of any Executive Incentive Compensation Awards shall be determined by applying the average percentage awards received in the three
(3) highest years out of the last five years (except for periods of less than three (3) years, in which case the highest percentage award received will be used). This percentage will then be applied to the Participant's final annual base salary (before his or her disability) to arrive at a dollar amount of any Executive Incentive Compensation Awards to which the 60% factor will be applied. This monthly disability benefit will be calculated as of the first of the month in which the total disability began.

3. Payment of benefits shall commence at the same time, or as soon thereafter as practicable, as monthly income benefit payments begin under the Company's Long-Term Disability Plan for Management Employees.

4. Payment of benefits under this Part D. shall continue until such time as monthly benefits end under the Company's Long-Term Disability Plan for Management Employees.

5. To the fullest extent possible, the Company intends to administer this Part
D. according to the provisions of its Long-Term Disability Plan for Management Employees.

                                     Part E.
                                 Administration

1. The Executive Supplemental Benefit Program described herein (comprised of Parts A, B, C and D) shall be administered by the Company, under the direction of the Vice President, Human Resources, or such other individuals as may be authorized by him to perform such duties. Such administration shall include the power to interpret the various Parts of the Program, and make such equitable adjustments as may be necessary to effectuate the purposes thereof.

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2. The payments to be made by the Company pursuant hereto require the
Participant, for so long as the Participant remains in the active employ of the Company, to devote substantially all of his or her time, skill, diligence and attention to the business of the Company, and not to actively engage, either directly or indirectly, in any business or other activity adverse to the best interests of the business of the Company.

3. In the event that the employment of the Participant by the Company is terminated for any reason other than death, disability, or retirement, any benefits under this Program shall thereupon terminate, and the Company shall have no further obligation hereunder. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue in the employ of the Company as a Management employee or in any other capacity. This Program relates exclusively to Executive Supplemental Benefits and is not intended to be an employment contract.

4. All payments hereunder shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. Nothing contained in this Program, and no action taken pursuant to any of its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Participant, a designated beneficiary, or any other beneficiaries of the Participant, or any other person. Payments to the Participant or the Participant's survivor or other designated beneficiary(ies) or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company, and no person shall have by virtue of the provisions of this Program, any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company.

5. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant to allow the Company to recover, in whole, or in part, the cost of providing the benefits hereunder, neither the Participant, the survivor or other designated beneficiary(ies), nor any other beneficiary shall have any rights whatsoever therein; the Company shall be the sole owner and beneficiary thereof and shall possess and may exercise all incidents of ownership therein.

6. Benefits under this Program shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties. Notwithstanding the foregoing, the right to receive payment hereunder is hereby expressly declared to be personal, nonassignable and nontransferrable, except by will, intestacy, or as otherwise required by law, and in the event of any attempted assignment, alienation or transfer of such rights contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

7. Subject to Section 8 of Part E, the Company shall make all determinations as to rights to benefits under this Program. Any decision by the Company denying a

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claim by the Employee or his or her beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or such beneficiary hereof. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood without legal or actuarial counsel. In addition, the Company shall afford a reasonable opportunity to the Participant or such beneficiary for a full and fair review of the decision denying such claim.

8. The Board (either directly or through its designees) will have power and authority to interpret, construe, and administer this Program; provided that, the Board's authority to interpret this Program shall not cause the Board's decisions in this regard to be entitled to a deferential standard of review in the event that a Participant or beneficiary seeks review of the Board's decision as described below. In addition, the Board shall have the power to prospectively modify or terminate this Program, provided that any such modification or termination does not result in the elimination of any rights that the Participant or beneficiary may have under this Program. Absent the consent of the Participant, however, the Board shall in no event have any authority to modify this section.

No member of the Board, nor its designee, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Program.

In the event of an amendment or termination of any Part of this Program, the benefits payable on account of a retired or deceased Participant shall not be impaired, and the benefits of other Participants shall not be less than the benefits to which each such Participant would have been entitled immediately prior to such amendment or termination of any Part (or Parts) of the Program.

Because it is agreed that time will be of the essence in determining whether any payments are due to Participant or his or her beneficiary under this Program, a Participant or beneficiary may, if he or she desires, submit any claim for payment under this Program to arbitration. This right to select arbitration shall be solely that of the Participant or beneficiary and the Participant or beneficiary may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on the Participant or beneficiary, and the Participant or beneficiary may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Participant only he or she can use the arbitration procedure set forth in this section.

Any claim for arbitration may be submitted as follows: if Participant or beneficiary has submitted a request to be paid under this Program and the claim is finally denied by the Company in whole or in part, such claim may be filed in writing with an arbitrator of Participant's or beneficiary's choice who is selected by the method described in the next three sentences. The first step of the selection shall consist of the Participant or beneficiary submitting a list of five potential arbitrators to the Company. Each of the five arbitrators must

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be either (1) a member of the National Academy of Arbitrators located in the
State of California or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Company shall select one of the five arbitrators as the arbitrator for the dispute in question. If the Company fails to select an arbitrator within one week after receipt of the list, the Participant or beneficiary shall then designate one of the five arbitrators for the dispute in question.

The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Participant or beneficiary and the Company. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing.

In the event the arbitrator finds that the Company has breached this Program, he or she shall order the Company to pay to Participant or beneficiary within two business days after the decision is rendered the amount then due the Participant or beneficiary, plus, notwithstanding anything to the contrary in this Program, an additional amount equal to 20% of the amount actually in dispute. This additional amount shall constitute an additional benefit under this Program. The award of the arbitrator shall be final and binding upon the parties.

The award may be enforced in any appropriate court as soon as possible after its rendition. The Company will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Company has not breached this Program and
(2) the claim by Participant or his or her beneficiary was not made in good faith. Otherwise, the Participant or his or her beneficiary will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Company) including stenographic reporter, if employed, shall be paid by the losing party. In the event that the Participant or his or her beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by Participant or his or her beneficiary in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by the Company.

9. If any person entitled to payments under this Program is, in the opinion of the Board or its designee, incapacitated and unable to use such payments in his or her own best interest, the Board or its designee may direct that payments (or any portion thereof) be made to that person's legal guardian or conservator, or that person's spouse, as an alternative to payment to the person unable to use

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the payments. The Board or its designee shall have no obligation to supervise the use of such payments, and court-appointed guardianship or conservatorship may be required.

10. Upon written application made to the Board or to its designee, Participant or his or her designated beneficiary or beneficiaries may request payment in some form other than the method of payment originally elected. Such request must establish to the Board's satisfaction that special circumstances, such as financial hardship, exist which require such a variation in payment. The Board, or its designee, shall exercise sole discretion in allowing or refusing such requests, and the decision of the Board or its designee on such requests shall be final.